Exhibit 99.2

3595 John Hopkins Court, San Diego, CA 92121 Telephone: 858 202 9000 Fax: 858 202 9001

Company Contact	Media Relations
Ian Clements	Pure Communications
Sr. Director, Corp. Communications	Dan Budwick
+1 (858) 202-9000	+1 (973) 271-6085

SEQUENOM ANNOUNCES EXERCISE IN FULL OF

UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

SAN DIEGO—December 3, 2010—Sequenom, Inc. (NASDAQ: SQNM) today announced that the underwriters of its previously announced common stock offering that priced on December 2, 2010 have exercised in full an option to purchase an additional 2,100,000 shares of its common stock. Including the additional shares being purchased, the offering will total 16,100,000 shares at a public offering price of $6.00 per share, resulting in aggregate gross proceeds to Sequenom of $96.6 million (before deducting underwriting discounts and commissions and other estimated offering expenses payable by Sequenom).

Jefferies & Company, Inc. is acting as sole book-running manager for the offering, and Lazard Capital Markets LLC and Piper Jaffray & Co. are acting as co-managers for the offering. The offering is expected to close on or about December 7, 2010, subject to customary closing conditions.

Sequenom anticipates using the net proceeds from the offering for general corporate purposes, including research and development expenses, such as expenses related to its validation studies for Trisomy 21, capital expenditures, working capital and general administrative expenses.

The securities described above are being offered by Sequenom pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on October 5, 2010. A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement relating to these securities may also be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Sequenom’s expectations with respect to the completion, timing and size of the proposed offering, and its anticipated use of proceeds from the proposed offering, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the proposed offering, the application of the net proceeds from the offering and other risks detailed in Sequenom’s current report on Form 8-K filed with the SEC on December 1, 2010. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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